EXECUTIVE VICE PRESIDENT OF STRATEGIC INITIATIVES

Effective: January 1, 2018

EVP OF STRATEGIC INITIATIVES

PURPOSE: To define the compensation plan for the Executive Vice President of Strategic Initiatives (“EVP of Strategic Initiatives”).

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc. (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in the EVP OF STRATEGIC INITIATIVES MIP MATRIX below. Effective date of plan is January 1, 2018 and incentive will be for entire year of 2018. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

EVP OF STRATEGIC INITIATIVES

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$223,400
Performance Incentive Compensation Target (at 100% of Plan):	$111,700
Total Annual Target Compensation (at 100% of Plan):	$335,100

The Performance Incentive Compensation Paid is based on the EVP OF STRATEGIC INITIATIVES MATRIX below.

Perma-Fix Environmental Serivces, Inc.

2018 Management Incentive Plan

EVP OF STRATEGIC INITIATIVES MIP MATRIX

	Performance Target Achieved
	<60%	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%
Revenue	$-	$1,116	$5,584	$11,170	$15,957	$22,340	$27,127

EBITDA	-	6,702	33,510	67,020	95,743	134,040	162,763

Health & Safety	-	1,676	8,378	16,755	16,755	16,755	16,755

Permit & License Violations	-	1,676	8,378	16,755	16,755	16,755	16,755
	$-	$11,170	$55,850	$111,700	$145,210	$189,890	$223,400

1)	Revenue is defined as the total consolidated third party top line revenue from continuing operations (excluding Perma-Fix Medical S.A. (“PF Medical”) for 2018) as publicly reported in the Company’s 2018 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue from continuing operations to the Board approved Revenue Target from continuing operations, which is $63,398,000. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing operations, excluding PF Medical. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target for 2018, which is $7,682,000. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)	The Health and Safety Incentive Target is based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2018.

Work Comp. Claim Number	Performance Target Achieved
6	60%-74%

5	75%-89%

4	90%-110%

3	111%-129%

2	130%-150%

1	>150%

4)	Permits or License Violations incentive is earned/determined according to the scale set forth below: An “official notice of non-compliance” is defined as an official communication during 2018 from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target Achieved
6	60%-74%

5	75%-89%

4	90%-110%

3	111%-129%

2	130%-150%

1	>150%

5)	No performance incentive compensation will be payable for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 60% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2018 and incentive will be for entire year. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income exclusive of PF Medical computed prior to the calculation of bonus expense. If applicable, Incentive Compensation payments will be reduced on a pro-rata basis, so not to exceed 50% of Pretax Net Income.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned Executive Vice President of Strategic Initiatives 2018 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/ Dr. Louis Centofanti	1/23/2018
Dr. Louis Centofanti	Date

/s/ Larry Shelton	1/23/2018
Board of Directors	Date